Subsidiaries of the Registrant



                                                                                                   State or
                                                                              Percent          Other Jurisdiction
Parent Company                                   Subsidiary                    Owned            of Incorporation
--------------                                   ----------                    -----           ----------------
WSFS Financial Corporation       Wilmington Savings Fund Society,               100%            United States
                                    Federal Savings Bank
                                 WSFS Capital Trust, III                        100%            Delaware
                                 Montchanin Capital Management, Inc.            100%            Delaware

Wilmington Savings Fund          WSFS Reit, Inc                                 100%            Delaware
 Society, Federal                WSFS Investment Group, Inc.                    100%            Delaware
 Savings Bank


Montchanin Capital               Cypress Capital Management, LLC                 90%(1)         Delaware
Management, Inc.
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(1)  During 2007 this ownership percentage increased to 100%.